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                                                                    EXHIBIT 21
                               WEST ONE BANCORP
                             LIST OF SUBSIDIARIES
                            AS OF DECEMBER 31, 1993


West One Bancorp, its subsidiaries, and the state of incorporation of each are listed below. The name of each subsidiary is indented under the name of its immediate parent. Each subsidiary does business only under the name shown.

                                                           State
             Name                                     of Incorporation
West One Bancorp                                            Idaho
     West One Bank, Idaho                                   Idaho
               West One Insurance Services, Inc.            Idaho
     West One Bank, Washington                            Washington
     West One Bank, Utah                                     Utah
               West One Leasing Company                      Utah
               Tracy Collins Mortgage Company                Utah
     West One Bank, Oregon                                  Oregon
     West One Bank, Oregon, S.B.                            Oregon
               Ward Cook, Inc.                              Oregon
               WF Service Corporation                       Oregon
     Idaho First Bank                                       Idaho
     West One Financial Services, Inc.                      Idaho
     West One Trust Company                                  Utah
     West One Trust Company, Washington                   Washington
     West One Life Insurance Company                        Arizona
     Robideaux Properties, Inc.                              Utah


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